SHARE EXCHANGE AGREEMENT

AGREEMENT dated as of January 12, 2009 by and among Econometrics Inc., a Delaware corporation (“Econometrics”) and Wang Shuxiang, Zhen Yilin, Yang An, and Kong Ruifen (collectively, the “Shareholders”).

WHEREAS, the Shareholders own all of the issued and outstanding capital stock of Tibet Medicine, Inc., a Delaware corporation (“Tibet Medicine”); and

WHEREAS, Tibet Medicine is the registered owner of the registered capital of Beijing Tibet Health Consulting Co., Ltd.  (“Tibet Health Consulting”), a Wholly Foreign Owned Entity organized under the laws of the People’s Republic of China; and

WHEREAS, Tibet Health Consulting has control over the business of Leling Jinzanghuang Biotech Co. Ltd., a limited liability company organized under the laws of The People’s Republic of China (“Jinzanghuang”), the relationship between them being generally identified as “entrusted management”; and

WHEREAS, the Shareholders desire to transfer the capital stock of Tibet Medicine to Econometrics, and Econometrics desires to acquire said shares.

NOW, THEREFORE, it is agreed:

1.

Definitions.  As used herein, the following terms shall have the meanings set forth below:

a.

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses or corporate existence of Econometrics, Tibet Medicine, Tibet Health Consulting or Jinzanghuang.

b.

“GAAP” means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

c.

“Lien” means, with respect to any property or asset, any mortgage, Lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

d.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i)    any income, alternative or add-on minimum tax, gross receipts tax, sales tax,  use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax,   withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii)  any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii)  any liability for the payment of any amounts of the type described in clauses   (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

e.

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2.

Share Exchange.

a.

On the Closing Date (defined herein), the Shareholders shall transfer and assign to Econometrics all of the issued and outstanding capital stock of Tibet Medicine.  The Shareholders represent and warrant that upon delivery to Econometrics of certificates for said shares, duly endorsed for transfer, all right, title and interest in said shares will be transferred to Econometrics free of Liens, claims and encumbrances.

b.

On the Closing Date, Econometrics shall deliver certificates for a total of 36,401,462 shares of its common stock (the “Exchange Shares”) as follows:

•

36,250,462 shares to Wang Shuxiang or his assignees;

•

50,500 shares to Zhen Yilin or his assignees

•

50,500 shares  to Yang An or his assignees; and

•

50,000 shares to Kong Ruifen or his assignees.

Econometrics warrants that the Exchange Shares, when so issued, will be duly authorized, fully paid and non-assessable.

c.

 The parties intend that the exchange of shares described above shall qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code.  The parties further intend that the issuance of the common stock by Econometrics to the Shareholders shall be exempt from the provisions of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of said Act.

3.

Closing.  The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Robert Brantl, counsel for Econometrics, simultaneously with the execution of this Agreement (the “Closing Date”).

4.

Warranties and Representations of the Shareholders.   In order to induce Econometrics to enter into this Agreement and to complete the transaction contemplated hereby, the Shareholders, jointly and severally, warrant and represent to Econometrics that:

a.

Organization and Standing – Tibet Medicine .  Tibet Medicine is a corporation duly organized, validly existing and in good standing under the laws of the Delaware and has full power and authority to carry on its business as now conducted. The copies of the Certificate of Incorporation and Bylaws of  Tibet Medicine previously delivered to Econometrics are true and complete as of the date hereof.

b.

Capitalization – Tibet Medicine .  Tibet Medicine’ entire authorized capital stock consists of ten million (10,000,000) shares of common stock, $.0001 par value, of which 3,465 shares are issued and outstanding.  There are no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into equity securities, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Tibet Medicine or the Shareholders are bound, calling for the issuance of any additional equity securities of Tibet Medicine.  All of the outstanding shares of Tibet Medicine have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any Applicable Law.

c.

Ownership of Tibet Medicine Shares. The Shareholders are the sole owners of the outstanding shares of Tibet Medicine common stock.  By the transfer of the shares of Tibet Medicine common stock to Econometrics pursuant to this Agreement, Econometrics will acquire good and marketable title to 100% of the capital stock of Tibet Medicine, free and clear of all Liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the Tibet Medicine Ordinary Shares will not have been registered under the Securities Act of 1933, or any applicable state securities laws.

d.

Business Operations and Liabilities – Tibet Medicine. Tibet Medicine has conducted no business operations other than the acquisition of 100% ownership of the registered capital of Tibet Health Consulting.  Tibet Medicine has no liabilities other than liabilities incurred in the ordinary course that do not exceed $ 1,000 on the Closing Date.

e.

Business Operations and Liabilities – Tibet Health Consulting.  Prior to January 4, 2009, Tibet Health Consulting had conducted no business operations. Since January 4, 2009, Tibet Medicine has conducted business operations described in the Entrustment Management Agreements between Tibet Health Consulting and Jinzanghuang.

f.

Organization and Standing – Jinzanghuang.  Jinzanghuang is a corporation duly organized, validly existing and in good standing under the laws of the People’s Republic of China.  Jinzanghuang has all of the government licenses and permits necessary to carry on its business as now conducted, to own and operate its assets, properties and business, and to carry out the transactions contemplated by this agreement.

g.

Entrusted Management Agreements between Tibet Health Consulting and Jinzanghuang.  On January 4, 2009 Tibet Health Consulting, Jinzanghuang and the registered equity holders in Jinzanghuang signed four agreements, including Exclusive Technical Service and Business Consulting Agreement, Share Pledge Agreement, Call Option Agreement, and Proxy Agreement (the “Entrusted Management Agreements”). The purpose of these agreements is to transfer to Tibet Health Consulting full responsibility for the management of Jinzanghuang, as well as the financial benefits and liabilities that arise from the business of Jinzanghuang.  Each of the Entrusted Management Agreements is and will be effective with no term limitation unless both parties to the agreement unanimously agree in writing to terminate it in advance. Neither Jinzanghuang nor Tibet Health Consulting has defaulted in any of the agreements, and all of the agreements remain in full force and effect.

h.

Financial Statements.  The Shareholders have delivered to Econometrics (i) the financial statement of Jinzanghuang from inception to November 30, 2008 (the “Jinzanghuang Financial Statements”), and (ii) the financial statement of Tibet Medicine for the period from inception to November 30, 2008 (the “Tibet Medicine Financial Statements”).  The Jinzanghuang Financial Statement and the Tibet Medicine Financial Statements have been prepared in accordance with U.S. GAAP and present fairly in all material respects the financial condition of Jinzanghuang and Tibet Medicine as of the dates thereof.   The Jinzanghuang Financial Statement and the Tibet Medicine Financial Statements have been reported on by an independent accountant registered with the PCAOB.

i.

Absence Of Certain Changes Or Events.  Since November 30, 2008, there has not been (A) any material adverse change in the business, operations, properties, assets, or condition of Jinzanghuang or Tibet Health Consulting or Tibet Medicine, (B) any damage, destruction, or loss to Jinzanghuang or Tibet Health Consulting or Tibet Medicine (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Jinzanghuang, Tibet Health Consulting and Tibet Medicine; and neither Jinzanghuang nor Tibet Health Consulting or Tibet Medicine have become subject to any law or regulation which materially and adversely affects, or in the future is substantially likely to have a material adverse effect on Jinzanghuang, Tibet Health Consulting and Tibet Medicine.

j.

Ownership of Assets.  Except as specifically identified in the Jinzanghuang Financial Statements, Jinzanghuang has good, marketable title, without any Liens or encumbrances of any nature whatever, to all of the following, if any:  its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by  Jinzanghuang as of this date.  Except in the ordinary course of its business, Jinzanghuang has not disposed of any such asset since November 30, 2008.

k.

Governmental Consent.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other non-U.S., U.S., state, county, local or other foreign governmental authority, instrumentality, agency or commission is required by or with respect to Tibet Medicine, Tibet Health Consulting or Jinzanghuang in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

l.

Taxes.  Each of Tibet Medicine, Tibet Health Consulting, and Jinzanghuang has filed all Tax Returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all Taxes as shown on such returns except for Taxes being contested in good faith or as reflected on the Jinzanghuang Financial Statement.  There is no material claim for Taxes that is a Lien against the property of Tibet Medicine, Tibet Health Consulting or Jinzanghuang other than Liens for Taxes not yet due and payable.

m.

Pending Actions.  There are no legal actions, lawsuits, proceedings or investigations pending or threatened, against or affecting Tibet Medicine, Tibet Health Consulting and Jinzanghuang, or against Jinzanghuang’s Officers or Directors or the Shareholders that arose out of their operation of Jinzanghuang.  Neither Tibet Medicine, nor Jinzanghuang, or  the Shareholders are subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a material adverse effect on the business of Jinzanghuang or Tibet Medicine.

n.

No Debt Owed to Shareholders.  Neither Tibet Medicine nor Jinzanghuang owes any money, securities, or property to the Shareholders or any member of their family or to any company controlled by or under common control with such a person, directly or indirectly.

o.

Intellectual Property And Intangible Assets.  To the knowledge of the Shareholders, Jinzanghuang has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business.  Jinzanghuang has not received any written notice that the rights of any other person are violated by the use by Jinzanghuang of the intellectual property.  None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of the Shareholders, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

p.

Validity of the Agreement.  This Agreement has been duly executed by the Shareholders and constitutes their valid and binding obligation, enforceable in accordance with its terms except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, the Articles of Association of either Tibet Medicine, Tibet Health Consulting or Jinzanghuang, or any material agreement or undertaking, oral or written, to which Tibet Medicine, Tibet Health Consulting or Jinzanghuang or the Tibet Medicine  Shareholders is a  party or is bound or may be affected by, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by  Jinzanghuang can continue to be so conducted after completion of the transaction contemplated hereby.

q.

Compliance with Laws.  Jinzanghuang's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  Jinzanghuang is not in violation of any law, ordinance or regulation of the People’s Republic of China or of any other jurisdiction.  Jinzanghuang holds all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities necessary or proper for the current use, occupancy or operation of its business, all of which are now in full force and effect.

5.

Warranties and Representations of Econometrics.  In order to induce the Shareholders to enter into this Agreement and to complete the transaction contemplated hereby, Econometrics warrants and represents to the Shareholders that:

a.

Organization and Standing.  Econometrics is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to carry on its business as now conducted. The copies of the Articles of Incorporation and Bylaws of Econometrics previously delivered to the Shareholders are true and complete as of the date hereof.

b.

Capitalization.  Econometrics' entire authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share. At the Closing, prior to the issuance of the Exchange Shares to the Shareholders, there will be 4,243,318 shares of Econometrics Common Stock issued and outstanding.  At the Closing, there will be no other voting or equity securities outstanding, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Econometrics is bound, calling for the issuance of any additional shares of common stock or preferred stock or any other voting or equity security.

c.

Corporate Records.  All of Econometrics’ books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

d.

SEC Filings.  Econometrics has filed all reports required by the Rules of the Securities and Exchange Commission, and each report filed within the past twelve months conforms in content to said Rules and is complete and accurate in all material respects.

e.

 Absence Of Certain Changes Or Events.  Since November 30, 2008, there has not been (A) any material adverse change in the business, operations, properties, assets, or condition of Econometrics or (B) any damage, destruction, or loss to Econometrics (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Econometrics; and Econometrics has not become subject to any law or regulation which materially and adversely affects, or in the future is substantially likely to have a material adverse effect on Econometrics.

f.

Taxes.  Econometrics has filed all Tax Returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all Taxes as shown on such returns except for Taxes being contested in good faith.  There is no material claim for Taxes that is a Lien against the property of Econometrics other than Liens for Taxes not yet due and payable.

g.

Pending Actions.  There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting Econometrics or against Econometrics’ former Officers or Directors that arose out of their operation of Econometrics.  Econometrics is not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

h.

Validity of the Agreement.  All corporate and other proceedings required to be taken by Econometrics in order to enter into and to carry out this Agreement have been duly and properly taken.  This Agreement has been duly executed by Econometrics, and constitutes a valid and binding obligation of Econometrics, enforceable against it in accordance with its terms except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, Econometrics' Articles of Incorporation or Bylaws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which Econometrics is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

i.

Trading Status.  Econometrics’ common stock is listed for quotation on the OTC Bulletin Board, with the symbol “EOMI.”  To the knowledge of Econometrics, Econometrics has not been threatened and is not subject to removal of its common stock from the OTC Bulletin Board.

j.

SEC Status.

The common stock of Econometrics is registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934.  Econometrics has filed all reports required by the applicable regulations of the SEC.

k.

Compliance with Laws.  Econometrics’ operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  Econometrics is not in violation of any Applicable Law.

6.

Restriction on Resale. The Exchange Shares to be issued by Econometrics to the Shareholders hereunder at the Closing will not be registered under the Securities Act of 1933, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of within the United States of America until:  (i) a registration statement with respect to such securities is declared effective under the Securities Act of 1933, or (ii) Econometrics receives an opinion of counsel for the stockholders, reasonably satisfactory to counsel for Econometrics, that an exemption from the registration requirements of the Securities Act of 1933 is available.

The certificates representing the shares which are being issued to the Shareholders pursuant to this Agreement shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR ECONOMETRICS, INC. RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ECONOMETRICS, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

7.

Applicable Law.    This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

8.

Assignment; Binding Effect.  This Agreement, including both its obligations and benefits, shall inure to the benefit of, and be binding on the respective heirs and successors of the parties and on their respective permitted assignees and transferees.  This Agreement may not be assigned or transferred in whole or in part by any party without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.

9.

Counterparts.  This Agreement may be executed in multiple facsimile counterparts.   Each of the counterparts shall be deemed an original, and together they shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date and year written on the first page.

ECONOMETRICS, INC.

By: /s/Xue Bangyi

      Xue Bangyi, Chief Executive Officer

/s/ Wang Shuxiang

WANG SHUXIANG

/s/ Zhen Yilin

ZHEN YILIN

/s/ Yang An

YANG AN

/s/ Kong Ruifen

KONG RUIFEN